malonebailey LLP
CERTIFIED PUBLIC ACCOUNTING FIRM

February 8, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements under Item 4.01 of the Current Report on Form 8-K of Fortune Valley Treasures Inc. to be filed with the Securities and Exchange Commission on February 8, 2024. We agree with all statements pertaining to us. We have no basis on which to agree or disagree with the other statements contained therein.

/s/ MaloneBailey, LLP
www.malonebailey.com
Shenzhen, China

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www.malonebailey.com